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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]


August 23, 2000



Aviron
297 North Bernardo Avenue
Mountain View, CA 94043

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Aviron (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of (i) up to 2,150,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its 1996 Equity Incentive Plan (the "Incentive Plan"), its 1996 Non-Employee Directors' Stock Option Plan (the "Option Plan"), and its 1999 Non-Officer Equity Incentive Plan (the "Non-Officer Plan") and (ii) up to 575,144 shares of the Company's Common Stock, $.001 par value, (the "C. Boyd Clarke Shares"), issuable in connection with the stock option grants to C. Boyd Clarke outside of a plan (the "C. Boyd Clarke Options").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Incentive Plan, the Option Plan, the Non-Officer Plan, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full). In addition, we are of the opinion that the C. Boyd Clarke Shares, when sold and issued in accordance with the C. Boyd Clarke Options, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ Robert J. Brigham
   ----------------------
   Robert J. Brigham